EXHIBIT 32.1

ARTICLE I   CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

           In connection with the Quarterly Report of Kiwibox.Com, Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2010 (the "Form 10-Q"), I, Andre Scholz, Chief Executive Officer of the Company, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, that the Company's Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 16, 2010	By:	/s/ Andre Scholz
Andre Scholz
President and Chief Executive Officer